EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Amato, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of BioSig Technologies, Inc. on Form 10-Q for the fiscal quarter ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of BioSig Technologies, Inc.

	By:	/s/ Anthony Amato
Date: May 19, 2025	Name:	Anthony Amato
	Title:	Chief Executive Officer (Principal Executive Officer)

I, Ferdinand Groenewald, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of BioSig Technologies, Inc. on Form 10-Q for the fiscal quarter ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of BioSig Technologies, Inc.

	By:	/s/ Ferdinand Groenewald
Date: May 19, 2025	Name:	Ferdinand Groenewald
	Title:	Acting Chief Financial Officer (Principal Accounting Officer)